Killman, Murrell & Company, P.C.

Certified Public Accountants

1931 E. 37th Street, Suite 7	2626 Royal Circle	3300 N. A Street, Bldg. 4, Suite 200
Odessa, Texas 79762	Kingwood, Texas 77339	Midland, Texas 79705
(432) 363-0067	(281) 359-7224	(432) 686-9381
Fax (432) 363-0376	Fax (281) 359-7112	Fax (432) 684-6722

United States Securities and Exchange Commission

450 5th Street NW

Washington, DC  20549

Dear Sir or Madam:

We have read Item 4.01of Form 8-K dated November 30, 2006 of iBroadband, Inc. and are in agreement with the statements which state that since we were engaged by the registrant there were no disagreements between the registrant and Killman, Murrell & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Killman, Murrell & Company, P.C. would have caused Killman, Murrell & Company, P.C. to make reference to the matter in its reports on the registrant’s financial statements.

We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Killman, Murrell & Company, P.C.

Killman, Murrell & Company, P.C.

Odessa, Texas

January 10, 2007